Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	November ___, 2015

Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member
Basswood Partners, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member
Basswood Opportunity Partners, LP
By: Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	November ___, 2015

Basswood Opportunity Fund, Inc.
By: Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	November ___, 2015

Basswood Financial Fund, LP
By: Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Basswood Financial Fund, Inc.
By: Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Basswood Financial Long Only Fund, LP
By: Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	November ___, 2015

BCM Select Equity I Master, Ltd.
By: Basswood Capital Management, L.L.C.
By: /s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member